Exhibit 10.1

American Science & Engineering, Inc.

2014 Equity and Incentive Plan

Non-Employee Director Restricted Stock Award Agreement

American Science & Engineering, Inc.

829 Middlesex Turnpike

Billerica, MA 01821

Ladies and Gentlemen:

The undersigned (i) acknowledges that he/she has received an award (the “Award”) of restricted stock from American Science & Engineering, Inc. (the “Company”) under the 2014 Equity and Incentive Plan (as amended from time to time, the “Plan”) as a non-employee Director of the Company, subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1.              Effective Date.  This Agreement shall take effect as of                             , which is the date of grant of the Award.

2.              Shares Subject to Award.  The Award consists of            shares (the “Shares”) of common stock of the Company (“Stock”).  The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.              Meaning of Certain Terms.  Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan.  The term “vest” as used herein with respect to any Share means the lapsing of the forfeiture provisions set forth in Paragraph 5 below with respect to such Share.

4.              Nontransferability of Shares.  The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, except as provided below and in the Plan.

5.              Forfeiture Risk.  If the undersigned ceases to be a Director of the Company for any reason, excluding death (provided for in Paragraph 11 below), any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited by the undersigned to the Company and available for reissue under the Plan.  The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6.              Retention of Certificates.  Any certificates representing unvested Shares shall be held by the Company.  If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7.              Vesting of Shares; Change in Control.  The Shares acquired hereunder shall vest in twelve (12) equal amounts on each of the first twelve (12) monthly anniversaries of                                (the “Vesting Start Date”).  Notwithstanding the foregoing, no Shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, a Director of the Company.  Notwithstanding the foregoing, if a Change in Control of the Company occurs, then 100% of the Shares shall become vested immediately upon such Change in Control.  The term “Change in Control” means the occurrence hereafter of any of the following:

(i)                                     Any Person, as such term is used in Sections 13(d) and 14(d) of the Act, other than the Company or a Subsidiary, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii)                                  The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii)                               The closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

(iv)                              Individuals who constitute the Board of Directors on the date hereof (“Incumbent Directors”) cease for any reason to constitute at least a majority of the board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v)                                 A complete liquidation or dissolution of the Company.

8.              Legend.  Any certificates representing unvested Shares shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2014 EQUITY AND INCENTIVE PLAN OF AMERICAN SCIENCE AND ENGINEERING, INC. AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND AMERICAN SCIENCE AND ENGINEERING, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF AMERICAN SCIENCE & ENGINEERING, INC.

Following the vesting of any such Shares the Company shall, by its own action or upon the written request of the undersigned, cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned.  If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

9.              Dividends, etc.  The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which he is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which he is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Compensation Committee may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Compensation Committee deems appropriate to carry out the intent of the Plan.  References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

10.       Sale of Vested Shares.  The undersigned shall be entitled to sell, transfer, pledge, assign or otherwise encumber or dispose of any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

11.       Vesting Upon Death.  If the Director is terminated by reason of his or her death, then 100% of the Shares shall become vested in full, and the restrictions lifted.  In such event, the restrictions will be lifted from the Shares, and the Shares shall be freely transferable to the person(s) to whom the Director’s share rights pass by will or by the applicable laws of descent and distribution.

12.       Section 83(b).  The undersigned expressly acknowledges that he or she has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares.  Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this

Award.  The Company has made no recommendation to the undersigned with respect to the advisability of making such an election and makes no representations or warranties to the undersigned regarding the tax consequences of the undersigned’s receipt of the Shares or their vesting or sale.

13.       Waivers and Amendments.  The Compensation Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions, conditions and other provisions of this Agreement or the Plan with regard to all or any part of the Shares held by the undersigned.

14.       Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

15.       Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

16.       Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

17.       Entire Agreement.  This Agreement, in conjunction with the Plan, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and supersedes all prior agreements and understandings, whether oral or written, with respect thereto.

18.       Severability.  In case any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

19.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.  For all purposes, signatures delivered and exchanged by facsimile or electronic transmission shall be binding and effective to the same extent as original signatures.

The foregoing Restricted Stock
Award Agreement is hereby accepted:

Name:
Title:	Director

AMERICAN SCIENCE AND ENGINEERING, INC.

By:
Name:
Title: